Black Hills Corp. Reports 2024 Fourth-Quarter and Full-Year Results and Initiates 2025 Earnings Guidance

•
Delivered 2024 EPS of $3.91, or 4.3% growth from the midpoint of 2023 earnings guidance
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Increasing five-year capital forecast by 10% to $4.7 billion for 2025 through 2029, including $1.0 billion for 2025
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Projecting total data center load exceeding one gigawatt from existing customers
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Increased quarterly dividend by 4%, extending track record of annual dividend increases to 55 consecutive years
•
Initiating 2025 earnings guidance range at $4.00 to $4.20 per share

RAPID CITY, S.D. — Feb. 5, 2025 — Black Hills Corp. (NYSE: BKH) today announced financial results for the fourth quarter and full year ending Dec. 31, 2024. Operating income, net income available for common stock and earnings per share for the three and twelve months ended Dec. 31, 2024, compared to the three and twelve months ended Dec. 31, 2023, were:

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Operating Income	$163.3	$136.5	$503.1	$472.7
Net income available for common stock	$98.1	$79.6	$273.1	$262.2
Earnings per share, Diluted	$1.37	$1.17	$3.91	$3.91

Earnings of $3.91 per share for 2024 benefited from $0.82 per share of new rates, rider recovery, and customer growth. Significant expense management measures offset the impacts of mild weather, unplanned generation outages and higher insurance expense.

“We advanced our regulatory and growth initiatives and delivered strong earnings,” said Linn Evans, president and CEO of Black Hills Corp. “I’m proud of our team’s execution and our relentless commitment to providing safe, reliable, and cost-effective service. We reached constructive settlements for our natural gas rate reviews in Arkansas and Iowa. We also maintained our solid financial position and credit ratings, achieving our long-term capitalization target during the year. On behalf of our customers, we invested approximately $800 million in our electric and gas infrastructure. This included energizing the first phase of our Ready Wyoming transmission expansion, the largest transmission project in our company’s history.

“As we roll forward our five-year plan, I’m confident in our 4% to 6% long-term EPS growth target given our customer-focused capital outlook and growth opportunities. We increased our capital forecast by 10% through 2029 to $4.7 billion. We have a pipeline of data center demand exceeding one gigawatt from existing customers within the next 10 years. Approximately 500 megawatts of that demand is expected to be served by the end of 2029 through our innovative tariff that requires minimal capital. We expect this demand to more than double EPS contribution to greater than 10% by year-end 2029. Additionally, upside potential from data centers and other organic growth in our service territories is expected to drive future transmission and generation investment opportunities above and beyond our current five-year plan,” concluded Evans.

FOURTH-QUARTER AND FULL-YEAR 2024 HIGHLIGHTS AND RECENT UPDATES

Electric Utilities

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On Jan. 20, 2025, Wyoming Electric set a new all-time peak load of 318 megawatts for the nineteenth consecutive year, surpassing the previous winter and all-time peak on Jan. 11, 2024, of 314 megawatts. Prior to 2024, the previous winter peak was 301 megawatts in December 2023 and the all-time peak was 312 megawatts in July 2023.

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On Dec. 19, Wyoming Electric placed in service the initial phase of its approximately 260-mile, $350-million Ready Wyoming electric transmission expansion project. The first 12-mile transmission line segment and two substations near Cheyenne, Wyoming, were completed and energized, adding approximately $40 million of rate base being recovered through the transmission rider. Construction is on schedule for the two major lines heading northeast and northwest from Cheyenne, with both lines interconnecting with the South Dakota Electric system. The project is being constructed in multiple segments and is expected to be completed and in service by year-end 2025.

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During the fourth quarter, Colorado Electric received final approval of its Clean Energy Plan from the Colorado Public Utilities Commission for 350 megawatts of new renewable generation resources. The decision includes a 100-megawatt utility-owned solar project, 50-megawatt utility-owned battery storage project and a 200-megawatt solar power purchase agreement.

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During the fourth quarter, South Dakota Electric continued to pursue the addition of 99 megawatts of utility-owned, dispatchable natural gas resources by the second half of 2026. During the first quarter of 2025, the company expects to request a certificate of public convenience and necessity (CPCN) in Wyoming.

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On July 11, Wyoming Electric announced its partnership with Meta to provide power for its newest AI data center to be constructed in Cheyenne, Wyoming. The company will serve Meta under its Large Power Contract Service tariff and procure customized energy resources essential to Meta's operations and sustainability objectives.

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On June 14, Colorado Electric filed a rate review request with the Colorado Public Utilities Commission seeking the recovery of significant infrastructure investments in its 3,200-mile electric distribution and 600-mile electric transmission systems. The company expects a final decision on the request from the CPUC in the first quarter or early second quarter of 2025. Timing and implementation of new rates will be subject to a final decision.

Gas Utilities

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On Feb. 3, 2025, Kansas Gas filed a rate review request with the Kansas Corporation Commission seeking approval to recover approximately $118 million of system investments and inflationary impacts on expenses to serve customers. The rate review requested $17 million of new annual revenue based on a capital structure of approximately 50% equity and 50% debt and a return on equity of 10.5%. New rates are requested in the second half of 2025.

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On Jan. 1, 2025, new final rates were effective for Iowa Gas resulting from an approved settlement agreement for its rate review request filed May 1, 2024. The approved black box settlement provides $15 million of new annual revenue based on a weighted average cost of capital of 7.21%.

•
On Oct. 1, new rates were effective for Arkansas Gas resulting from an approved settlement agreement for its rate review request filed in December 2023. The settlement provides $25 million of new annual revenue based on a capital structure of 46% equity and 54% debt and a return on equity of 9.85%.

•
On Feb. 13, new rates were effective for Colorado Gas resulting from an approved settlement agreement for its rate review request filed in May 2023. The settlement provides for $20 million in new annual revenue based on a capital structure of 51% equity and 49% debt and a return on equity of 9.3%.

•
On Feb. 1, 2024, new rates were effective for Wyoming Gas resulting from an approved settlement agreement for its rate review request filed in May 2023. The settlement provides for $14 million in new annual revenue based on a capital structure of 51% equity and 49% debt and a return on equity of 9.9%. The agreement also provides for a four-year renewal of the company's integrity investment rider.

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On Jan. 31, 2024, Black Hills Energy Renewable Resources, a non-regulated subsidiary of Black Hills Corp., acquired a renewable natural gas (RNG) production facility at a landfill in Dubuque, Iowa. The purchase includes producing biogas wells and rights to production, including the ability to drill additional wells. The acquisition represents the company’s first entry into the production of RNG.

Corporate and Other

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On Jan. 24, 2025, Black Hills’ board of directors approved a quarterly dividend of $0.676 per share payable on March 1, 2025, to common shareholders of record at the close of business on Feb. 18, 2025. The dividend represents an increase in the quarterly dividend of $0.026 per share, or 4.0%. On an annualized rate, the dividend represents 55 consecutive years of increases, the second-longest track record in the electric and natural gas industry.

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During 2024, the company issued a total of 3.3 million shares of new common stock for net proceeds of $182 million.

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On May 31, Black Hills amended and restated its revolving credit facility with similar terms as the former facility, maintaining total commitments of $750 million and extending the term through May 31, 2029.

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On May 16, Black Hills completed a public debt offering of $450 million, 6.00% senior unsecured notes due Jan. 15, 2035. Proceeds were used for general corporate purposes and, along with available cash or short-term borrowings under the company's existing facilities, to repay the $600 million notes which were due Aug. 23, 2024.

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Black Hills maintained its solid investment-grade credit ratings by rating agencies covering the company.
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On Jan. 17, 2025, Fitch affirmed Black Hills’ long-term issuer rating at BBB+ with a negative outlook. Following the affirmation, the parties jointly withdrew the rating.
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On Jan. 8, 2025, Moody's Investor Service affirmed Black Hills' long-term issuer rating at Baa2 with a stable outlook.
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On May 9, 2024, S&P Global Ratings affirmed Black Hills’ issuer credit rating at BBB+ with a stable outlook.

2025 EARNINGS GUIDANCE INITIATED

Black Hills initiates its guidance for 2025 earnings per share available for common stock to be in the range of $4.00 to $4.20, based on the following assumptions:

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Normal weather conditions within our utility service territories;
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Constructive and timely outcomes of utility regulatory dockets;
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Excludes mark-to-market adjustments;
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No unplanned outages at our generation facilities;
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Compounded annual growth rate of approximately 3.5% for operations and maintenance expense (excludes depreciation and amortization and taxes other than income taxes) off 2023 of $552 million
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Equity issuance between $215 million and $235 million; and
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An effective tax rate of approximately 13% for the full year.

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2024	2023	2024	2023
	(in millions)
Revenue	$597.1	$591.7	$2,127.7	$2,331.3

Operating expenses:
Fuel, purchased power, and cost of natural gas sold	212.1	233.1	730.3	982.9
Operations and maintenance	136.2	139.5	557.0	552.0
Depreciation and amortization	68.3	65.6	270.1	256.8
Taxes other than income taxes	17.2	17.0	67.2	66.9
Total operating expenses	433.8	455.2	1,624.6	1,858.6

Operating income	163.3	136.5	503.1	472.7

Interest expense, net	(49.7)	(41.9)	(181.7)	(167.9)
Other income (expense), net	0.1	(1.8)	(1.4)	(3.2)
Income tax (expense)	(12.7)	(9.6)	(36.3)	(25.6)
Net income	101.0	83.2	283.7	276.0
Net income attributable to non-controlling interest	(2.9)	(3.6)	(10.6)	(13.8)
Net income available for common stock	$98.1	$79.6	$273.1	$262.2

Weighted average common shares outstanding (in millions):
Basic	71.4	67.9	69.8	67.0
Diluted	71.6	68.0	69.9	67.1

Earnings per share:
Earnings per share, Basic	$1.37	$1.17	$3.91	$3.91
Earnings per share, Diluted	$1.37	$1.17	$3.91	$3.91

CONSOLIDATING INCOME STATEMENTS -- FOURTH QUARTER

(Minor differences may result due to rounding)

	Consolidating Income Statement
Three Months Ended Dec. 31, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$216.3	$385.2	$(4.4)	$597.1

Fuel, purchased power and cost of natural gas sold	50.7	161.4	-	212.1
Operations and maintenance	62.2	78.0	(4.0)	136.2
Depreciation and amortization	36.5	31.8	-	68.3
Taxes other than income taxes	10.0	7.2	-	17.2
Operating income	$56.9	$106.8	$(0.4)	$163.3

Interest expense, net				(49.7)
Other income (expense), net				0.1
Income tax benefit (expense)				(12.7)
Net income				101.0
Net income attributable to non-controlling interest				(2.9)
Net income available for common stock				$98.1

	Consolidating Income Statement
Three Months Ended Dec. 31, 2023	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$215.9	$380.3	$(4.5)	$591.7

Fuel, purchased power and cost of natural gas sold	52.9	180.4	(0.2)	233.1
Operations and maintenance	59.4	81.9	(1.8)	139.5
Depreciation and amortization	35.9	29.6	0.1	65.6
Taxes other than income taxes	9.6	7.4	-	17.0
Operating income	$58.1	$81.0	$(2.6)	$136.5

Interest expense, net				(41.9)
Other income (expense), net				(1.8)
Income tax benefit (expense)				(9.6)
Net income				83.2
Net income attributable to non-controlling interest				(3.6)
Net income available for common stock				$79.6

Three Months Ended Dec. 31, 2024, Compared to the Three Months Ended Dec. 31, 2023

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Electric Utilities’ operating income decreased $1.2 million primarily due to higher insurance expense and lower off-system excess energy sales partially offset by new rates and rider recovery;
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Gas Utilities’ operating income increased $25.8 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Colorado Gas, Iowa Gas and Wyoming Gas rate reviews and lower employee-related expenses;
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Corporate and other operating loss decreased $2.2 million due to lower unallocated outside services expenses;
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Net interest expense increased $7.8 million primarily due to lower interest income on lower cash balances and higher interest expense due to higher rates; and
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Income tax (expense) increased $3.1 million primarily driven by higher pre-tax income.

CONSOLIDATING INCOME STATEMENTS -- YEAR-TO-DATE

(Minor differences may result due to rounding)

	Consolidating Income Statement
Twelve Months Ended Dec. 31, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$876.1	$1,269.4	$(17.8)	$2,127.7

Fuel, purchased power and cost of natural gas sold	206.4	524.3	(0.4)	730.3
Operations and maintenance	252.6	320.7	(16.3)	557.0
Depreciation and amortization	145.3	124.7	0.1	270.1
Taxes other than income taxes	38.8	28.4	-	67.2
Operating income	$233.0	$271.3	$(1.2)	$503.1

Interest expense, net				(181.7)
Other income (expense), net				(1.4)
Income tax benefit (expense)				(36.3)
Net income				283.7
Net income attributable to non-controlling interest				(10.6)
Net income available for common stock				$273.1

	Consolidating Income Statement
Twelve Months Ended Dec. 31, 2023	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$865.0	$1,484.2	$(17.9)	$2,331.3

Fuel, purchased power and cost of natural gas sold	200.1	783.2	(0.4)	982.9
Operations and maintenance	236.2	328.7	(12.9)	552.0
Depreciation and amortization	142.6	113.9	0.3	256.8
Taxes other than income taxes	37.3	29.6	-	66.9
Operating income	$248.8	$228.8	$(4.9)	$472.7

Interest expense, net				(167.9)
Other income (expense), net				(3.2)
Income tax benefit (expense)				(25.6)
Net income				276.0
Net income attributable to non-controlling interest				(13.8)
Net income available for common stock				$262.2

Twelve Months Ended Dec. 31, 2024, Compared to the Twelve Months Ended Dec. 31, 2023

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Electric Utilities’ operating income decreased $15.8 million primarily due to unfavorable impacts from unplanned generation outages in 2024, lower off-system excess energy sales, higher insurance expense, and one-time benefits in 2023 from a gain on the sale of Northern Iowa Windpower assets, a gain on sale of land to support data center growth and a recovery from our business interruption insurance. These unfavorable variances were partially offset by new rates and rider recovery and retail customer growth and usage;
•
Gas Utilities’ operating income increased $42.5 million primarily due to new rates and rider recovery driven by the Colorado Gas, Iowa Gas, Rocky Mountain Natural Gas and Wyoming Gas rate reviews, retail customer growth and usage, favorable mark-to-market on commodity contracts, and lower employee-related expenses partially offset by unfavorable weather and higher depreciation driven by capital expenditures;
•
Corporate and other operating loss decreased $3.7 million due to lower unallocated operating expenses;
•
Net interest expense increased $13.8 million primarily due to higher interest rates partially offset by increased interest income and increased allowance for funds used during construction (AFUDC) debt driven by higher construction work-in-progress balances;
•
Other (expense), net decreased $1.8 million primarily due to higher AFUDC equity driven by higher construction work-in-progress balances;
•
Income tax (expense) increased $10.7 million driven by higher pre-tax income and a higher effective tax rate primarily due to an $8.2 million tax benefit in 2023 from a Nebraska income tax rate decrease; and
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Net income attributable to non-controlling interest decreased $3.2 million due to lower net income from Colorado IPP primarily driven by unplanned generation outages.

OPERATING STATISTICS

Electric Utilities

	Revenue (in millions)				Quantities Sold (GWh)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By customer class	2024	2023	2024	2023	2024	2023	2024	2023
Residential	$55.5	$54.7	$234.8	$224.5	348.5	347.9	1,471.9	1,438.5
Commercial	63.7	63.8	263.6	254.5	500.8	498.2	2,091.4	2,074.4
Industrial	42.0	42.4	168.9	157.3	526.4	583.2	2,169.8	2,094.8
Municipal	4.3	4.3	17.0	17.5	35.4	34.8	147.1	150.9
Other Retail	3.9	3.0	14.3	12.3	-	-	-	-
Subtotal Retail Revenue - Electric	169.4	168.2	698.6	666.1	1,411.1	1,464.1	5,880.2	5,758.6
Wholesale	5.6	9.6	26.8	34.2	130.3	193.5	589.4	699.7
Market - off-system sales	12.0	13.4	34.8	50.9	258.8	219.4	765.6	737.9
Transmission	13.1	11.2	52.2	47.1	-	-	-	-
Other (a)	16.2	13.5	63.7	66.7	-	-	-	-
Total Revenue and Quantities Sold	$216.3	$215.9	$876.1	$865.0	1,800.2	1,877.0	7,235.2	7,196.2
Other Uses, Losses, or Generation, net (b)					152.7	117.9	390.3	463.5
Total Energy					1,952.9	1,994.9	7,625.5	7,659.7

(a)
Primarily related to Integrated Generation, inter-segment rent, and non-regulated services to our retail customers under the Service Guard Comfort Plan and Tech Services.
(b)
Includes company uses and line losses.

	Revenue (in millions)				Quantities Sold (GWh)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By business unit	2024	2023	2024	2023	2024	2023	2024	2023
Colorado Electric	$68.2	$68.8	$276.9	$285.7	575.9	602.7	2,392.7	2,397.2
South Dakota Electric	79.5	80.5	322.0	321.1	674.2	677.6	2,556.5	2,554.3
Wyoming Electric	57.6	57.2	234.3	212.2	528.3	578.7	2,190.1	2,124.1
Integrated Generation	11.0	9.4	42.9	46.0	21.8	18.0	95.9	120.6
Total Revenue and Quantities Sold	$216.3	$215.9	$876.1	$865.0	1,800.2	1,877.0	7,235.2	7,196.2

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2024		2023		2024		2023
Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days:
Colorado Electric	1,876	(8)%	1,965	(5)%	4,926	(8)%	5,330	1%
South Dakota Electric	2,231	(15)%	2,348	(13)%	6,311	(13)%	6,969	(4)%
Wyoming Electric	2,137	(13)%	2,249	(10)%	6,272	(10)%	6,783	(1)%
Combined (a)	2,052	(12)%	2,154	(9)%	5,676	(10)%	6,185	(1)%

Cooling Degree Days:
Colorado Electric	22	210%	6	(10)%	1,269	11%	1,046	(10)%
South Dakota Electric	10	376%	1	(38)%	913	49%	497	(21)%
Wyoming Electric	5	--	--	--	491	7%	329	(30)%
Combined (a)	14	265%	3	(15)%	989	20%	713	(15)%

(a)
Degree days are calculated based on a weighted average of total customers by state.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
Contracted generating facilities Availability(a) by fuel type	2024	2023	2024	2023
Coal (b)	97.2%	93.8%	89.8%	93.7%
Natural gas and diesel oil (b)	85.5%	86.2%	92.9%	92.1%
Wind	87.6%	89.8%	90.6%	92.5%
Total Availability	88.2%	88.9%	91.7%	92.6%

Wind Capacity Factor (a)	38.0%	35.8%	36.7%	37.4%

(a)
Availability and Wind Capacity Factor are calculated using a weighted average based on capacity of our generating fleet.
(b)
2024 included unplanned outages at Wygen I and Pueblo Airport Generation #4-5.

OPERATING STATISTICS (continued)

Gas Utilities

	Revenue (in millions)				Quantities Sold and Transported (Dth in millions)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By customer class	2024	2023	2024	2023	2024	2023	2024	2023
Retail Revenue -
Residential	$215.4	$215.1	$691.9	$830.3	18.4	19.0	56.7	60.1
Commercial	82.4	83.6	266.3	337.3	9.1	8.9	28.4	29.4
Industrial	5.4	7.0	23.7	33.1	0.9	1.2	6.0	5.7
Other Retail (a)	11.8	12.0	40.7	48.1	-	-	-	-
Subtotal Retail Revenue - Gas	315.0	317.7	1,022.6	1,248.8	28.4	29.1	91.1	95.2
Transportation	47.3	45.4	178.2	176.8	42.2	41.6	159.2	159.8
Other (b)	22.9	17.2	68.6	58.6	-	-	-	-
Total Revenue and Quantities Sold	$385.2	$380.3	$1,269.4	$1,484.2	70.6	70.7	250.3	255.0

(a)
Includes Black Hills Energy Services revenue under the Choice Gas Program.
(b)
Includes inter-segment rent and non-regulated services under the Service Guard Comfort Plan, Tech Services, and HomeServe.

	Revenue (in millions)				Quantities Sold and Transported (Dth in millions)
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,		Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
By business unit	2024	2023	2024	2023	2024	2023	2024	2023
Arkansas Gas	$81.6	$79.8	$248.8	$268.9	8.4	9.1	29.9	30.2
Colorado Gas	87.3	85.8	278.8	313.6	9.7	9.5	31.0	32.8
Iowa Gas	51.9	45.4	162.3	213.6	10.9	10.8	37.3	37.9
Kansas Gas	39.6	37.1	130.4	155.6	8.7	8.1	34.8	35.5
Nebraska Gas	85.6	88.3	304.5	366.1	22.1	22.4	80.3	82.2
Wyoming Gas	39.2	43.9	144.6	166.4	10.8	10.8	37.0	36.4
Total Revenue and Quantities Sold	$385.2	$380.3	$1,269.4	$1,484.2	70.6	70.7	250.3	255.0

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2024		2023		2024		2023
Heating Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Arkansas Gas (a)	1,073	(24)%	1,253	(14)%	2,998	(20)%	3,197	(17)%
Colorado Gas	2,049	(10)%	1,838	(21)%	5,662	(7)%	5,916	(4)%
Iowa Gas	2,093	(11)%	2,054	(16)%	5,543	(16)%	5,921	(12)%
Kansas Gas (a)	1,516	(14)%	1,638	(10)%	4,092	(12)%	4,387	(8)%
Nebraska Gas	1,891	(15)%	1,988	(13)%	5,172	(13)%	5,579	(8)%
Wyoming Gas	2,257	(15)%	2,432	(3)%	6,641	(10)%	7,385	8%
Combined (b)	2,015	(12)%	2,080	(11)%	5,517	(11)%	6,006	(4)%

(a)
Arkansas Gas and Kansas Gas have weather normalization mechanisms that mitigate the weather impact on gross margins.
(b)
The combined heating degree days are calculated based on a weighted average of total customers by state excluding Kansas Gas due to its weather normalization mechanism. Arkansas Gas is partially excluded based on the weather normalization mechanism in effect from November through April.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EST on Thursday, Feb. 6, 2025, to discuss its financial and operating performance.

To access the live webcast and download a copy of the investor presentation, go to the “Investor Relations” section of the Black Hills website at www.blackhillscorp.com and click on “News and Events” and then “Events & Presentation.” The presentation will be posted on the website before the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. For those unable to listen to the live broadcast, a replay will be available on the company’s website.

To ask a question during the live broadcast, users can access dial-in information and a personal identification number by registering for the event at https://register.vevent.com/register/BI8f4c7bc439534ef89a7c45967b67c281.

A listen-only webcast player and presentation slides can be accessed live at https://edge.media-server.com/mmc/p/hq33dood with a replay of the event available for up to one year.

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.35 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2025 earnings guidance and long-term growth target. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2023 Annual Report on Form 10-K and other reports that we file with the SEC from time to time, and the following:

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The accuracy of our assumptions on which our earnings guidance and long-term growth target is based;
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Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;
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Our ability to complete our capital program in a cost-effective and timely manner;
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Our ability to execute on our strategy;
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Our ability to successfully execute our financing plans;
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The effects of changing interest rates;
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Our ability to achieve our greenhouse gas emissions intensity reduction goals;
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Board of Directors’ approval of any future quarterly dividends;
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The impact of future governmental regulation;
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Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;
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The effects of inflation and volatile energy prices;
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Our ability to obtain sufficient insurance coverage at reasonable costs and whether such coverage will protect us against significant losses; and
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Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Sal Diaz
Phone	605-399-5079
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969